REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of January __, 2004, by and between INTERACTIVE GROUP, INC., a Delaware corporation (the "Company"), and the individuals listed on the signature page of this Agreement who, concurrently with the execution hereof, are becoming stockholders of the Company (individually, a "Stockholder," and collectively, the "Stockholders").

     A. The Company has entered into that certain Stock Purchase and Exchange Agreement dated December 10, 2003 (the "Exchange Agreement"), by and between the Company and Arrowhead Research Corporation, a California corporation ("Arrowhead Research"), which provides, among other things, for the acquisition by the Company of all of the outstanding securities of Arrowhead Research in exchange for the issuance by the Company of a control block of the Company's Common Stock.

     B. Arrowhead Research was incorporated under the laws of the State of California on May 7, 2003, issuing to the founders thereof 3,000,000 shares of common stock and warrants to purchase an additional 3,000,000 shares of common stock at the price of $1.50 per share. In October 2003, Arrowhead Research completed a private placement in which it issued and sold, for an aggregate purchase price of $2,645,000, Units each consisting of one share of common stock and a warrant to purchase an additional share of common stock for the price of $1.50. Since its incorporation in May 2003, the business and activities of Arrowhead Research have been limited to organizational matters, preparation and completion of the private placement, and the development of an initial plan of proposed operations. Pursuant to its initial plan of proposed operations, Arrowhead Research has entered into arrangements with the California Institute of Technology, Pasadena, California ("CalTech"), and three individual professors on the faculty of CalTech, with respect to the financing of research projects in various aspects of nano technology development

     C. If the transactions contemplated by the Exchange Agreement are consummated, the former shareholders of Arrowhead Research would own approximately 88.9% of the shares of the Company's Common Stock then outstanding, and the current stockholders of the Company would retain approximately 11.1% of its then outstanding shares of Common Stock. The former shareholders of Arrowhead Research would also receive warrants to purchase additional shares of the Company's Common Stock, in exchange for warrants previously held to purchase shares of the common stock of Arrowhead Research.

     D. Among other conditions to the Closing under the Exchange Agreement, the Company is required to have executed and delivered this Agreement, pursuant to which (i) all of the shares of the Company's Common Stock and (ii) all of the warrants to purchase shares of the Company's Common Stock issued to the former shareholders of Arrowhead Research pursuant thereto, together with (iii) all of the shares of the Company Common Stock issuable upon exercise of such warrants, shall be registered for resale under the Securities Act of 1933, as amended (the "Securities Act").


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     E.   The  Exchange  Agreement provides that this Agreement shall also cover any and all shares of the Company's Common Stock and warrants to purchase shares of the Company's Common Stock issued in connection with the acquisition of certain intellectual property from San Diego Magnetics, Inc., a California corporation ("SDM"), and in connection with the compromise, cancellation and/or conversion of substantially all of the Company's existing debt and other balance sheet liabilities, together with all shares of the Company's Stock issuable upon exercise of such warrants.

     F. The shares of Common Stock and warrants to purchase shares of Common Stock issuable as provided in Recitals A, C and E above, together with the shares of Common Stock issuable upon exercise of such warrants, are hereinafter collectively referred to as the "Securities".

     G. The Company deems it necessary and advisable and in the best interests of the Company and its stockholders to enter into this Agreement with the Stockholders and, as a material inducement and consideration to the Stockholders to enter into the Exchange Agreement, and to cause certain of the Stockholders to sell intellectual property to the Company, and/or compromise, cancel and/or convert amounts owed to them by the Company as contemplated by the Exchange Agreement, the Company has agreed to enter into and execute this Agreement on the terms and subject to the conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, the Company hereby grants to each of the Stockholders certain rights with respect to the registration under the Securities Act of the Securities to be acquired by them pursuant to transactions contemplated by the Exchange Agreement, on the following terms and subject to the following conditions:

     1.   Registration.
          ------------

          (a) Within sixty (60) days after the Closing under the Exchange Agreement, the Company shall prepare and file or cause to be prepared and filed with the Commission a registration statement for the purpose of registering the resale, from time to time by the Stockholders participating in the registration (as provided in subparagraph 1(b) below) on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, all of the Securities (the "Registration Statement"). The Registration Statement shall be on Form S-3, or another appropriate form permitting registration of such Securities for resale by the Selling Stockholders.

          (b) The Company shall include among the shares covered by the Registration Statement such portion of the Securities as shall be specified in a written request given to the Company by one or more of the Stockholders within thirty 30 days after the date of the Closing under the Exchange Agreement. (individually, a "Selling Stockholder", and collectively, the "Selling Stockholders"). Such written request shall include the information specified in Paragraph 3(b) (ii) below regarding each Selling Stockholder, and such other information as the Company may reasonably request. Each Selling Stockholder shall be named as a selling security holder in the Registration Statement and the related Prospectus in


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such  a  manner as to permit such Selling Stockholder to deliver such Prospectus to purchasers of Securities in accordance with the Securities Act and applicable state securities laws generally applicable to all such Selling Stockholders.

          (c) The Company shall use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act no later than the date that is one-hundred and twenty (120) days after the date of the Closing under the Exchange Agreement, and to keep the Registration Statement continuously effective under the Securities Act for a period of not less than one (1) full year from the date on which the Registration Statement first became effective under the Securities Act.

          (d) The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by the Selling Shareholders.

          (e) The Company shall use reasonable best efforts to effect the registration, qualification or compliance under any applicable securities or "blue sky" laws of jurisdictions within the United States of the Securities included in the Registration Statement; provided, however, that the Company
                                             ------------------
alone shall be entitled to determine the jurisdictions in which such registration, qualification or compliance shall be sought, and in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to tax or the service of process (other than process in connection with such registration) in any jurisdiction where it is not subject thereto.

          (f) The Company shall furnish to each Selling Stockholder such number of copies of the prospectus contained in the registration statement filed under the Securities Act (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholders may reasonably request in order to facilitate the disposition of the Securities held by them which is covered by the registration statement; and

          (g) The Company shall notify each Selling Stockholder, at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus in the registration statement, as then in effect, includes an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare and furnish to them any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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
     2.   Expenses.  The  Company  shall bear all costs and expenses relating to
          ---------
or incurred by it in connection with the registration specified in Paragraph 1 above ("Registration Expenses"), including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent accountants for the Company and fees and expenses incident to compliance with state securities or "blue sky" laws, but specifically excluding any fees and disbursements of counsel, accountants or other professionals engaged by any Selling Stockholder. Each Selling Stockholder participating in such registration shall be responsible for and bear any underwriters' discounts and commissions properly allocable to the Securities included in a registration statement at the request of a Selling Stockholder hereunder.

     3.   Indemnification.
          ---------------

          (a) The Company shall indemnify and hold harmless, to the extent permitted by law, each Selling Stockholder any actions, losses, claims, damages, liabilities and expenses (including legal fees and other expenses reasonably incurred in the investigation and defense thereof) resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact in any registration statement, prospectus, offering circular or other document filed in connection with any such registration, and against any violation by the Company of the Securities Act or any state securities or "blue sky" law, or any rule or regulation under any of them, applicable to the Company in connection with such registration, unless and to the extent that any such actions, claims, losses, damages, liabilities or expenses arise out of or are based upon any of the written information specifically provided by the Selling Stockholder for use in such registration statement, prospectus, offering circular or other document pursuant to subparagraph 3(b) below.

          (b) In connection with any registration in which any of the Selling Stockholders is participating, each such Selling Stockholder shall furnish to the Company such information in writing regarding the Selling Stockholder as the Company reasonably requests for inclusion in the registration statement, prospectus, offering circular and other documents filed in connection therewith, and shall state that such information is provided specifically for use in the registration statement, prospectus, offering circular or other documents. Each such Selling Stockholder shall also indemnify and hold harmless, to the extent permitted by law, the Company, and its directors and officers, and each underwriter of the offering, if any (in a manner reasonably satisfactory in form and substance to such underwriter), and each person who controls the Company or each such underwriter (within the meaning of the Securities Act), against any actions, losses, claims, damages, liabilities, and expenses (including legal and other expenses reasonably incurred in the investigation and defense thereof) resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any such documents or any supplement or amendment thereto, and against any violation by the Company of the Securities Act or any state securities or "blue sky" law, or any rule or regulation under any of them, applicable to the Company in connection with such registration, or necessary to make the statements therein not misleading, but only to the


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
extent that such untrue statement or omission is made in reliance on and in conformity with the written information furnished to the Company by such Selling Stockholder specifically for use in any such documents; provided that the indemnity contained in this Section 3(b) shall not apply to amounts paid in settlement of any such actions, losses, claims, damages, liabilities and expenses if such settlement is effected without the consent of the Selling
Stockholder, unless the consent of such Selling Stockholder is unreasonably withheld, and provided, further, that in no event shall any indemnity under this
Section 3(b) exceed the proceeds from the registration received by the Selling Stockholder.

          (c) Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified party and the indemnifying party(s); provided,
                                                                       ---------
however,  that  an  indemnified  party  shall retain the right to retain its own
-------
counsel, with the fees and expenses to be paid by the indemnifying party(s), if representation of such indemnified party by the counsel retained by the indemnifying party(s) would be inappropriate due to actual or potential differing interests between such indemnified party and any other party(s) represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.

     4.   Miscellaneous.
          -------------

          (a) Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the heirs, personal representatives, successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

          (c) This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware. Should any provision of this Agreement be rendered void, invalid or unenforceable by any court for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provisions of this Agreement.


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
          (d) All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

     If to the Company, to:              InterActive Group, Inc.
                                         _______________________
                                         _______________________
                                         Attn: President

     If to any Stockholder, in care of:  _______________________
                                         _______________________
                                         _______________________

Any party hereto may change its address by written notice to the other party given in accordance with this subparagraph 4(d).

          (e) This Agreement, together with the Exchange Agreement and the other exhibits attached thereto, contain the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.

          (f) The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

          (g) In the event of any litigation between the parties hereto, the non-prevailing party(s) shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party(s) in connection therewith.

          (h) This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


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